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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 30, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2004, Synovis Life Technologies, Inc. (the "Company") entered into a Change in Control Agreement with Richard Kramp, president and chief operating officer of the Company's interventional business, as further described in Item
5.02 below and as attached hereto as Exhibit 10.1. Additionally, on August 30, 2004, the Company granted Mr. Kramp options to purchase 26,000 shares of the Company's common stock, as further described in Item 5.02 below.

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICERS.

Richard Kramp, age 59, joined Synovis Life Technologies, Inc. as president and chief operating officer of the Company's interventional business on August 30, 2004. Prior to joining Synovis, Mr. Kramp most recently served as president and chief operating officer of Medical CV, Inc., and before that as president of its New Technologies Division. From 1988 to 2003, Mr. Kramp served as president and chief operating officer, and then as president and chief executive officer of ATS Medical, as well as a director. From 1978 to 1988, Mr Kramp held positions in sales and marketing at St. Jude Medical, serving as vice president of sales and marketing from 1981 to 1988. Mr. Kramp has served on the boards of C.A.B.G., Inc.; Enpath Medical, Inc. (formerly MedAmicus); Optical Sensors and the Lillehei Surgical Society. Mr. Kramp earned his bachelor's degree in electrical engineering from Marquette University and completed coursework toward a master's degree at the same institution.

In connection with his appointment, the Company entered into a Change in Control Agreement with Mr. Kramp, entitling him to severance benefits upon termination resulting from a change of control of the Company. This agreement is comparable to change in control agreements entered into with certain other executive officers of the Company. In the event of a change in control of the Company, or, in certain circumstances, immediately prior to a change in control of the Company, the agreement provides for severance payments if Mr. Kramp is terminated involuntarily by the Company or Mr. Kramp resigns due to a material change of position or benefits within twelve months subsequent to a change in control ("Qualifying Termination"). Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, Mr. Kramp is entitled to: (a) a lump sum payment equal to the product of his highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by Mr. Kramp as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those Mr. Kramp was receiving at the time of termination.

Upon his employment Mr. Kramp was also granted options to purchase 26,000 shares of the Company's common stock under the Company's 1995 Stock Incentive Plan. These options have an exercise price of $8.27 per share (equal to the closing price of the Company's common stock on August 30, 2004, the date of grant) and vest as to 4,000 shares on October 31, 2004 and 5,500 shares on each of the next four years beginning October 31, 2005 through October 31, 2008. The options expire five years after the vesting date.



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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

          Not Applicable

     (b) Pro Forma Financial Information.

          Not Applicable

     (c) Exhibits.

             Exhibit                             Description
             -------                             -----------
              10.1         Change in Control Agreement, dated August 30, 2004,
                           between the Company and Richard Kramp



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: September 3, 2004                By:   /s/ Connie L. Magnuson
                                           -------------------------------------
                                           Connie L. Magnuson
                                           Vice-President of Finance and Chief
                                           Financial Officer